Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176656, No. 333-144231, No. 333-131975, No. 333-123652, No. 333-122580, No. 333-181371, No. 333-189138, No. 333-202900, No. 333-203280, No. 333-207964 and No. 333-208136) and Form S-8 (No. 333-107266, No. 333-111022, No. 333-146251, No. 333-146296, No. 333-145068, No. 333-122275, No. 333-184186 and No. 333-198972, No. 333-213945 and No. 333-212792) of Lions Gate Entertainment Corp. of our report dated December 22, 2016 relating to the financial statements of Studio 3 Partners LLC., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, NY
May 25, 2017